                                                                    Exhibit 99.4

                                  TEXTRON INC.

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Textron Inc. (the "Company") on Form 10-K, as amended, for the period ending December 28, 2002 as filed with the Securities and Exchange Commission on the Date hereof (the "Report"), I, Ted R. French, Executive Vice President & Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (3) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (4) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                              Textron Inc.

Date:  March 10, 2003                         /s/Ted R. French
                                              ----------------------------------
                                              Ted R. French
                                              Executive Vice President and Chief
                                                Financial Officer